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New York, NY 10119

www.presidio.com

For Immediate Release

Presidio, Inc. Announces Replacement of Revolving Credit Facility

New York, NY - March 29, 2019 - Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers, announced today that it has successfully amended its senior credit facility to establish $50 million of new revolving facility commitments, having substantially the same terms as the $50 million of existing revolving facility commitments that such new commitments replaced, except with respect to interest rate and maturity.

The interest rate applicable to the amended revolving facility was reduced to 2.75% from 4.25% in the case of LIBOR loans, and 1.75% from 3.25% in the case of base rate loans, and the amended revolving facility will mature on August 2, 2023, approximately 2.5 years later than the maturity date that was applicable to the revolving facility. All other material provisions of the existing credit facility remain unchanged.

"This extension and repricing of our revolver facility provides us with liquidity and financial flexibility as we execute our strategic growth initiatives," said Neil Johnston, CFO of Presidio. "We appreciate the continued support of our lenders. The funding capacity will benefit us as we continue to capitalize on our favorable free cash flow profile to drive shareholder value."

ABOUT PRESIDIO
Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. As of June 30, 2018, we serve approximately 8,000 middle-market, large, and government organizations across a diverse range of industries. Approximately 2,900 Presidio professionals, including more than 1,600 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $2.8 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry, risks relating to the inability to realize the full amount of our backlog and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Source: Presidio, Inc.

CONTACT INFORMATION

Investor Relations Contact:
Ed Yuen
866-232-3762
investors@presidio.com

Media Contact:
Dori White
Vice President of Corporate Marketing
212-324-4301
doriwhite@presidio.com